                                                                  Exhibit 4.3(e)


                      FOURTH AMENDMENT TO CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT"), dated as of December 31, 1998, is entered into among EASCO CORPORATION ("BORROWER"), the various financial institutions which are parties hereto ("Lenders") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION), as agent ("AGENT").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Borrower, Lenders and Agent are parties to a Credit Agreement dated as of March 18, 1994 as amended and modified by a First Amendment to Credit Agreement and Security Agreement dated as of January 31, 1995, a Second Amendment to Credit Agreement dated as of February 18, 1997, and a Third Amendment to Credit Agreement dated as of October 30, 1998, (as amended, modified or supplemented at any time, the "CREDIT AGREEMENT"); and

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1. DEFINED TERMS. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

     SECTION 2.  AMENDMENTS TO CREDIT AGREEMENT.
                 -------------------------------
         The Credit Agreement is amended as follows:

     SECTION 2.1. AMENDMENT OF SECTION 8.2.4(A). Section 8.2.4(a) of the Credit Agreement is amended by adding the following proviso after the chart:




                    "Notwithstanding the foregoing, for each Fiscal Quarter ending December 31, 1998, March 31, 1999, and June 30, 1999 the Consolidated Fixed Charge Coverage Ratio on the last day of such Fiscal Quarter for the four Fiscal Quarter periods then ended shall not exceed 1.25 to 1.00."


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     SECTION 2.2 AMENDMENT OF SECTION 8.2.4(b). Section 8.2.4(b) of the Credit
Agreement is amended by deleting the first sentence and substituting the following in place thereof:

                    "Permit the Consolidated Leverage Ratio on the last day of any Fiscal Quarter, for the Quarter then ended to exceed the ratio set forth opposite such Fiscal Quarter:

      FISCAL QUARTER ENDED                 LEVERAGE RATIO

      December 31, 1998                    7.50:1.0
      March 31, 1999                       7.50:1.0
      June 30, 1999                        6.50:1.0
      September 30, 1999 and thereafter    5.75:1.0"

SECTION 2.3 AMENDMENT TO DEFINITION OF "APPLICABLE MARGIN". The definition of "Applicable Margin" in Schedule I of the Credit Agreement is amended by deleting the chart in its entirety and substituting the following in place thereof:

                                Consolidated Leverage Ratio                  Applicable Margin

Average Daily Used           Level     Greater           Less than or     Base Rate       Eurodollar      Letter of
Total Commitment Amount                than              equal to         Loans           Loans           Credit Face
                                                                                                          Amount Fee
Less than 50%

                                 I     6.75 to 1.0                        0.125%          1.500%           1.500%
                                II      5.0 to 1.0      6.75 to 1.0       0.125%          1.375%           1.375%
                               III      4.0 to 1.0       5.0 to 1.0       0.000%          1.125%           1.125%
                                IV      3.0 to 1.0       4.0 to 1.0       0.000%          0.875%           0.875%
                                 V      2.0 to 1.0       3.0 to 1.0       0.000%          0.625%           0.625%
                                VI          -            2.0 to 1.0       0.000%          0.375%           0.375%


Equal to or Between 50% and 75%
                               VII     6.75 to 1.0                        0.375%          1.750%           1.750%
                              VIII      5.0 to 1.0      6.75 to 1.0       0.125%          1.625%           1.625%
                                IX      4.0 to 1.0       5.0 to 1.0       0.000%          1.375%           1.375%
                                 X      3.0 to 1.0       4.0 to 1.0       0.000%          1.125%           1.125%
                                XI      2.0 to 1.0       3.0 to 1.0       0.000%          0.875%           0.875%
                               XII          -            2.0 to 1.0       0.000%          0.625%           0.625%

More Than 75%


                              XIII     6.75 to 1.0                           0.625%          2.000%        2.000%
                               XIV      5.0 to 1.0         6.75 to 1.0       0.375%          1.875%        1.875%
                                XV      4.0 to 1.0          5.0 to 1.0       0.125%          1.625%        1.625%
                               XVI      3.0 to 1.0          4.0 to 1.0       0.000%          1.375%        1.375%
                              XVII      2.0 to 1.0          3.0 to 1.0       0.000%          1.125%        1.125%
                             XVIII          -               2.0 to 1.0       0.000%          0.875%        0.875%

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SECTION 2.4 AMENDMENT TO DEFINITION OF "NON-USE FEE PERCENTAGE". The definition of "Non-Use Fee Percentage" in Schedule I of the Credit Agreement is amended by deleting the chart in its entirety and substituting the following in place thereof:

    Consolidated Leverage Ratio
Greater than   Less than or       Non-Use Fee
               equal to           Percentage


6.75 to 1.0                        0.675%
 5.0 to 1.0    6.75 to 1.0         0.500%
 4.0 to 1.0     5.0 to 1.0         0.500%
 3.0 to 1.0     4.0 to 1.0         0.375%
 2.0 to 1.0     3.0 to 1.0         0.250%
     -          2.0 to 1.0         0.250%

     SECTION 3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Agent and Lenders, as of the date of the actual execution of this Amendment, that:

     3.1. DUE AUTHORIZATION, ETC. The execution and delivery by it of this Amendment and the performance by it of its obligations under the Credit Agreement are duly authorized by all necessary corporate action, do not require any filing or registration with or approval or consent of any governmental agency or authority, do not and will not conflict with, result in any violation of or constitute any default under any provision of its Organic Documents or the Organic Documents of any of its Subsidiaries or any material agreement or other document binding upon or applicable to it or any of its Subsidiaries (or any of their respective properties) or any material law or governmental regulation or court decree or order applicable to it or any of its Subsidiaries, and will not result in or require the creation or imposition of any Lien on any of its properties or the properties of any of its Subsidiaries pursuant to the provisions of any agreement binding upon or applicable to it or any of its Subsidiaries.

     3.2. VALIDITY. This Amendment has been duly executed and delivered by Borrower, and this Amendment and the Credit Agreement (as amended hereby) are legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of the rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

     3.3 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. After giving effect to the Amendment as set forth herein, (A) no Event of Default or Default has occurred and is continuing and (B) the representations and warranties contained in
Article VII of the Credit Agreement are true and correct, except to the extent that such representations and warranties (a) solely relate to an earlier date or
(b) changed by circumstances permitted by the Credit Agreement.

     SECTION 4. CONDITIONS PRECEDENT. The amendments to the Credit Agreement set forth in Section 2 of this Amendment shall become effective as follows:

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     4.1. CONDITIONS. The amendments contained in this Amendment shall become effective on such date when all of the following conditions precedent shall have been satisfied:

     (a) RECEIPT OF DOCUMENTS. Agent shall have received all of the following, each in form and substance satisfactory to Agent and Lenders:

          (i) AMENDMENT. A counterpart original of this Amendment duly executed by Borrower;

          (ii) RESOLUTIONS, ETC. A certificate of the secretary or an assistant secretary of Borrower dated the date of the execution of this Amendment or such other date as shall be acceptable to Agent;

          (iii) AMENDMENT FEE. Evidence of payment from the Borrower to the Agent of the amendment fee for the account of each Lender, such fee to be equal to 0.125% of the amount of such Lender's Commitment (as of the date of this Amendment, after giving effect hereto) and to be distributed by the Agent to each Lender upon the effectiveness of this Amendment; and

          (iv) OTHER. Such other documents as Agent or Lenders may reasonably request.

          (b) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing, after giving effect to this Amendment.

     SECTION 5. MISCELLANEOUS.

     5.1. DOCUMENTS REMAIN IN EFFECT. Except as amended and modified by this Amendment, the Credit Agreement and the other Credit Documents, including but not limited to the Security Agreement, remain in full force and effect and Borrower hereby ratifies, adopts and confirms its representations, warranties, agreements and covenants contained in, and obligations and liabilities under, the Credit Agreement and the other Credit Documents, including but not limited to the Security Agreement.

     5.2. REFERENCE TO CREDIT AGREEMENT. On and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "herein" or words of like import, and each reference to the "Credit Agreement" in any Credit Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended herein.

     5.3. HEADINGS. Headings used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

     5.4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. One or more executed counterparts of this Amendment or any document or instrument related hereto may be delivered by telecopier, with


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the intention that they shall have the same effect as an original executed counterpart hereof or thereof. Any party hereto delivering an executed counterpart of this Amendment or any related document or instrument by telecopier shall promptly provide an original of such counterpart to Agent.

     5.5. EXPENSES. Borrower agrees to pay on demand all costs and expenses of Agent (including reasonable fees, charges and disbursements of Agent's attorneys) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrower agrees to pay, and save Agent and Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings under the Credit Agreement, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 5.5 shall survive any termination of this Amendment or the Credit Agreement.

     5.6. GOVERNING LAW. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW. Wherever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Amendment shall be prohibited by or invalid under such laws, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

     5.7. SUCCESSORS. This Amendment shall be binding upon Borrower, Lenders, Agent and their respective permitted successors and assigns, and shall inure to the benefit of Borrower, Lenders, Agent and their respective permitted successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                                EASCO CORPORATION

                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------
                                             BANK OF AMERICA NATIONAL
                                             TRUST AND SAVINGS ASSOCIATION,
                                             AS AGENT

                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

                                             BANK OF AMERICA NATIONAL
                                             TRUST AND SAVINGS ASSOCIATION,
                                             AS LENDER


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                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

                                             PNC BANK, N.A.

                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------
                                             NATIONAL CITY

                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------

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